77Q1
Putnam Pennsylvania Tax Exempt Income Fund, November 30, 2014, semi annual shareholder report

1. Amended and Restated Agreement and Declaration of Trust dated March 21, 2014 Incorporated by reference to Post Effective Amendment No. 31 to the Registrants Registration Statement filed on September 26, 2014.
3. Management Contract with Putnam Investment Management, LLC dated February 27, 2014 Incorporated by reference to Post Effective Amendment No. 31 to the Registrants Registration Statement filed on September 26, 2014.
4. Sub Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A dated March 7, 2014 Incorporated by reference to Post Effective Amendment No. 31 to the Registrants Registration Statement filed on September 26, 2014.